FILING FEE: $75.00 DF C40113
                                                       NEVADA AGENCY & TRUST CO.
                                                         50 W. LIBERTY ST., #980
                                                                  RENO, NV 89501


                                MERGER AGREEMENT
                                ----------------
                                     BETWEEN
                            CELEBRITY LIMOUSINE, LTD.
                               A UTAH CORPORATION
                                       AND
                               LIMOUSINES LIMITED
                              A NEVADA CORPORATION


     WITNESS the terms of the Merger Agreement by and between CELEBRITY LIMOUSINE, LTD., A Utah corporation, hereinafter referred to as "the Utah corporation," and LIMOUSINES LIMITED, a Nevada corporation, hereinafter referred to as "the Nevada corporation."

                                    RECITALS:

     1.     (IDENTITY  OF  PARTIES)

     Celebrity Limousine, Ltd., a Utah corporation, was organized in accordance with the laws of the State of Utah on February 6, 1986 and has an authorized capitalization of 100,000,000 shares of stock with a par value of $0.001 per share, of which there are issued and outstanding 100,000,000 shares. Limousines Limited, a Nevada corporation, was incorporated in accordance with the laws of the State of Nevada on December 1, 1989, with a capitalization of 100,000,000 shares of common stock, having a par value of $0.001 per share, which common stock is non-assessable. There are 100,000 shares of common stock outstanding.

     2.     (ASSUMPTION  OF  ASSETS  SUBJECT  TO  LIABILITY)

     Limousines Limited, a Nevada Corporation, when this Merger Agreement shall become effective, as is hereinafter provided, shall assume all of the assets and all of the liabilities standing on the books and records of Celebrity Limousine, a Utah corporation. As a result thereof, the Utah corporation shall no longer be engaged in business, having been merged into the Nevada corporation.

     3.     (REQUIREMENTS  OF  NEVADA  LAW)

     Pursuant to the laws of the State of Nevada, a majority of the directors of a Nevada corporation may enter into a Merger Agreement setting forth the terms and conditions of the proposed merger, including a statement of the capitalization, the number of shares of Capital Stock of the surviving Nevada corporation, a statement of the manner of conversion of the shares and assets of the Utah corporation, a statement of the method of carrying the terms of the Merger Agreement into effect, and such other details as may be deemed necessary to disclose all matters effective in a merger. The laws of the State of Nevada further provide that notice of a proposed merger shall be given by mail to the last known address of each stockholder, not less than ten (10) days prior to such meeting. Such notice shall contain the time and place of meeting. The laws of the State of Nevada provide further that notice of the proposed merger may be waived by the stockholders. By the further terms of the laws of the State of Nevada, it is specified that if a majority of the outstanding stock of the Nevada corporation shall be voted in favor of the merger, the Merger Agreement shall be declared adopted. The vote thereon shall be certified on the Merger Agreement by the President or Vice President and by the Secretary or Assistant Secretary of the Nevada corporation. The Merger Agreement shall be signed and acknowledged by the President or Vice President and by the Secretary or Assistant Secretary of the Nevada corporation, whereupon the same shall be filed in the office of the Secretary of State of Nevada. Upon the recordation in the office of the Secretary of State of Nevada, the merger shall, insofar as Nevada law is concerned, be deemed to be consummated.

     4.     (REQUIREMENTS  OF  UTAH  LAW)

     The action contemplated hereby is deemed under Utah law to be a merger. In connection with a merger, Utah law requires that the Board of Directors of the Utah corporation shall by resolution approve and adopt the Plan of Merger. The Plan of Merger shall specify the names of the corporations proposing to merge. The name of the surviving corporation, the terms and conditions of the merger, manner and basis of converting the shares of the retiring corporation into shares of the surviving corporation, a statement of any changes in the Articles of Incorporation of the surviving corporation, to the extent that they are the result of such merger, and such other provisions with respect to the merger as are deemed necessary or desirable shall also be specified in the Plan of Merger. The statutes of the State of Utah further provide that the Board of Directors shall by resolution direct that the Plan of Merger be submitted to a vote of the shareholders, that written or printed notice shall be given to each shareholder of record no less than twenty (20) days prior to such meeting, and that such notice shall state the purpose of the meeting, as well as the place, day and hour thereof, and shall be delivered either personally or by deposit in the United States mail, properly addressed, postage prepaid. Utah law further requires that a copy of or a summary of a Plan of Merger shall be included or enclosed with such notice. The laws of the State of Utah further specify that the Plan of Merger shall be deemed to have been approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares, and such laws specify that upon such approval, Articles of Merger shall be executed in duplicate by the President or Vice President and by the Secretary or Assistant Secretary, and shall be verified by one of such officers. Such Articles of Merger shall record or set forth the Plan of Merger, the number of shares outstanding with respect to each corporation, and the number of shares voted for and against the Plan of Merger. It is further required that such duplicate original be delivered to the Division of Corporations and Commercial Code of the State of Utah, and upon the subsequent issuance of a Certificate of Merger by the Division of Corporations and Commercial Code, the corporations party to the merger shall become a single corporation, the separate existence of the merged corporation shall cease, and the surviving corporation shall have all the rights, privileges, immunities, powers, properties and assets and shall be subject to the duties, liabilities, debts and obligations of both corporations.

     NOW, THEREFORE, AND IN THE CONSIDERATION OF THE FOREGOING RECITALS, AND THE MUTUAL COVENANTS HEREINAFTER SET FORTH, LIMOUSINES LIMITED, A NEVADA CORPORATION, AND CELEBRITY LIMOUSINE, LTD., A UTAH CORPORATION, DESIRE TO MERGE, AS THAT TERM IS USED IN THE LAWS OF THE STATES OF UTAH AND NEVADA, DO HEREBY, ACTING THROUGH A MAJORITY OF THE BOARD OF DIRECTORS OF EACH SUCH CORPORATION, AGREE TO MERGE AS FOLLOWS:

     5.     (STATEMENT  UNDER  NEVADA  LAW)

The terms and conditions of the proposed merger of Celebrity Limousine, Ltd., a Utah corporation, into Limousines Limited, a Nevada corporation, shall be as follows:

         (a) The Articles of Incorporation of Limousines Limited, a Nevada corporation, which are on file with the Secretary of State of Nevada, shall be the Articles of Incorporation of the surviving corporation.

         (b) The shares of Celebrity Limousine, Ltd., a Utah corporation, will be exchanged on a basis of forty (40) shares of the Utah corporation being converted into one (1) share of the Nevada corporation.

     6.     (STATEMENT  UNDER  UTAH LAW) The Plan of Merger shall be as follows:

         (a) The names of the corporations proposing to merge: Celebrity Limousine, Ltd., a Utah corporation, and Limousines Limited, a Nevada corporation, which is designated as the surviving corporation.

         (b) The conversion of the shares of the Utah corporation into that of the surviving Nevada corporation will be that forty (40) shares of the Utah corporation will be converted into one (1) share of the Nevada corporation.

         (c) The surviving corporation, Limousines Limited, agrees that it may be served with process in the State of Utah in any proceeding for the enforcement of any obligation to which the Utah corporation was a party with regard to the merger into the Nevada corporation and Limousines Limited, a Nevada corporation, further agrees that it may be served with process in the State of Utah in any proceeding for the enforcement of the rights of a dissenting shareholder of the Utah corporation against the Nevada corporation.

         (d) Limousines Limited, a Nevada corporation, does hereby irrevocably appoint the Director of the Division of Corporations and Commercial Code of Utah as its agent to accept service of process in any such proceeding heretofore described in Paragraph (c) above.

         (e) Limousines Limited, a Nevada corporation, agrees, as the surviving corporation, to promptly pay to the dissenting shareholders of Celebrity
Limousine, Ltd., a Utah corporation, the amount, if any, to which those dissenting shareholders shall be entitled under the provisions of the Utah Business Corporation Act, with respect to the rights of such dissenting shareholders of the Utah corporation.

         (f) The assets of the Utah corporation, upon this Merger Agreement becoming finally effective, will be the assets of the surviving Nevada corporation.

     7.     (AGREEMENT  TO  MERGE)
The Parties hereby agree that the Utah corporation shall be merged into the Nevada corporation, and they do hereby further specifically agree, in order to accomplish such results, as follows:

         (a) Each of the parties hereto shall prepare and cause to be mailed such notices as may be required or be desirable pursuant to the laws of the States of Nevada and Utah. And in addition, they shall see to the mailing to the stockholders of the parties of all information which may be reasonably necessary or desirable in order to permit such stockholders to reach an intelligent and informed decision with respect to the proposed merger. The expense of all such notices, reports and information and of the mailing of the same shall be borne by the party with respect to which the material is prepared or to whose stockholders the material is submitted, as the case may be, save only that neither party shall be charged by the other for the costs of preparing any reports or documents heretofore published and available and deemed desirable for such distribution. Each of the parties hereto shall proceed with all due diligence, but strictly in cooperation with the other, to secure the approval of the Merger Agreement by the requisite vote of the stockholders of the parties and shall thereafter see to the filing of all required notices and undertakings of every kind and character, pursuant to the laws of the States of Nevada and Utah.
         (b) Upon the completion of the final steps necessary to permit this Merger Agreement to become effective, the same shall forthwith become effective wherein Limousines Limited, a Nevada Corporation, shall take over all of the assets and assume all of the liabilities of Celebrity Limousine, Ltd., a Utah corporation, and the stockholders of the Utah corporation shall surrender their stock certificates in exchange for Common Stock of the Nevada corporation with forty (40) shares of the Utah corporation being exchanged for one (1) share of the surviving Nevada corporation with the shares of the Utah corporation being surrendered for cancellation and retirement.

     8.     (EXPENSES  AND  FEES)

     The surviving Nevada corporation shall discharge all expenses in connection with the calling and the convening of the special stockholders' meetings to ratify and approve the Merger Agreement.

     9.     (DIRECTORS  AND  OFFICERS)

         (a) On the effective date of this merger, the Board of Directors of the surviving Nevada corporation shall consist of three (3) directors. The terms of office of such members of the Board of Directors shall be until the next annual meeting of stockholders of the surviving corporation, after the effective date of the merger and until their successors shall be elected and shall have qualified. The names and addresses of such directors are as follows:

                  Alexander  H.  Walker,  Jr.
                  245  North  Jimmy  Doolittle  Road
                  Salt  Lake  City,  Utah  84116-3730

                  Timotha  Ann  Kent
                  620  18th  Avenue
                  Salt  Lake  City,  Utah  84103

                  Alexander  H.  Walker,  III
                  3851  Birch  Drive
                  Salt  Lake  City,  Utah  84109

         (b) Upon the effective date of the merger, there shall be three (3) officers of the surviving Nevada corporation, who are presently holding these positions. These officers, each of whom shall hold office until his successor shall be duly elected or appointed and shall have qualified, or until his earlier death, resignation or removal, and their respective offices and addresses are as follows:

                  President  and  Treasurer
                  -------------------------
                  Alexander  H.  Walker,  Jr.
                  245  North  Jimmy  Doolittle  Road
                  Salt  Lake  City,  Utah  84116-3730

                  Vice  President
                  ---------------
                  Timotha  Ann  Kent
                  620  18th  Avenue
                  Salt  Lake  City,  Utah  84103

                  Secretary
                  ---------
                  Alexander  H.  Walker,  III
                  3851  Birch  Drive
                  Salt  Lake  City,  Utah  84109

     10.     (DISSENTING  SHAREHOLDERS)

     The surviving Nevada corporation shall comply with the provisions of applicable law, with the appraisal of and payment for stock of stockholders objecting to the merger, and the surviving Nevada corporation agrees further that payments for such stock and the cost of all proceedings in connection with all matters necessary to be performed in connection therewith will be at its expense.

     11.     (ABANDONMENT  OF  MERGER)

     Anything herein to the contrary notwithstanding, this merger may be terminated and the merger provided herein abandoned at any time prior to the effective date of the merger, whether before or after such action of the stockholders, pursuant to resolution adopted by the Board of Directors of either party hereto. In the event of the termination or abandonment of this Agreement of Merger, the same shall become wholly void and of no effect and there shall be no liability on the part of either party hereto, or their respective Boards of Directors or the stockholders.

     12.     (EXECUTION)

     This Agreement of Merger may be executed in any number of counterparts, all of which together shall constitute one original Agreement of Merger.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers in each case by authority of the Board of Directors of each corporation, and have caused their seals to be hereto affixed and a majority of the Board of Directors of each corporation have executed this Agreement as of the day and year set forth below.
DATED  this  10th  day  of  January,  1990.


ATTEST:                           CELEBRITY  LIMOUSINE,  LTD.
                                  a  Utah  Corporation

/s/ Alexander H. Walker, III      /s/ Alexander H. Walker, Jr.
----------------------------      ----------------------------
Alexander H. Walker, III          Alexander H. Walker, Jr.
Secretary                         President

ATTEST:                           LIMOUSINES  LIMITED
                                  a  Nevada  Corporation

/s/ Alexander H. Walker, III      /s/ Alexander H. Walker, Jr.
----------------------------      ----------------------------
Alexander H. Walker, III          Alexander H. Walker, Jr.
Secretary                         President

CELEBRITY LIMOUSINE, LTD          LIMOUSINES  LIMITED
A  Utah  Corporation              A  Nevada  Corporation
Board  of  Directors              Board  of  Directors

/s/ Alexander H. Walker, Jr.      /s/ Alexander H. Walker, Jr.
----------------------------      ----------------------------
Alexander H. Walker, Jr.          Alexander H. Walker, Jr.

/s/ Timotha Ann Kent              /s/ Timotha Ann Kent
----------------------------      ----------------------------
Timotha Ann Kent                  Timotha Ann Kent

/s/ Alexander H. Walker, III      /s/ Alexander H. Walker, III
----------------------------      ----------------------------
Alexander H. Walker, III          Alexander H. Walker, III






STATE  OF  UTAH         )
                        :  ss.
COUNTY  OF  SALT  LAKE  )

     The undersigned, a Notary Public, does hereby certify that on this 10th day of January, 1990, personally appeared before me Alexander H. Walker, Jr., who being by me first duly sworn, declared that he is the President of CELEBRITY LIMOUSINE, LTD., a Utah corporation; and Alexander J Walker, III, who being by me first duly sworn, declared that he is the Secretary of CELEBRITY LIMOUSINE, LTD., a Utah corporation: that they signed the foregoing document as President and Secretary of the corporation, and that the statements therein contained are true.

IN  WITNESS  WHEREOF I have set my hand and seal this 10th day of January, 1990.


                                  MARY  K.  ERASMUS  (SIGNED)
                                  ---------------------------
                                  Notary Public
                                  Residing in Salt Lake City, Utah
My  Commission  Expires:
1/12/93 (HAND  WRITTEN)
-----------------------

                                  CERTIFICATION
                                  -------------


STATE  OF  UTAH       )
                      )  ss.
COUNTY OF SALT LAKE   )


     ALEXANDER H. WALKER, JR. and ALEXANDER H. WALKER, III, after being first duly sworn, depose and say:

     1. That Alexander H. Walker, Jr., is the duly elected and acting President and Alexander H. Walker, III is the duly elected and acting Secretary of CELEBRITY LIMOUSINE, LTD., a Utah corporation.

     2. That on Thursday, January 11, 1990, an officer of Nevada Agency and Trust Company, the duly appointed and acting transfer agent, caused to be mailed to each and every stockholder of Celebrity Limousine, Ltd., a Utah corporation, as their names and addresses appeared on the books and records of the corporation at the close of business on Wednesday, January 10, 1990, a Notice of a Special Meeting of Stockholders of Celebrity Limousine, Ltd., to be held and convened on Wednesday, January 31, 1990 at 9:00 oclock a.m., local time, at 50 West Liberty Street, Suite 980, Reno, Nevada. That a Proxy and Proxy Statement were also mailed to the stockholders.

     3. That the Special Meeting of Stockholders was duly convened and held on Wednesday, January 31, 1990 at 9:00 a.m., local time, at 50 West Liberty Street, Suite 980, Reno, Nevada at which time there were present in person or represented by Proxy 91,713,733 shares of the 100,000,000 shares outstanding of
                      ----------               -----------
the  common  stock,  par  value  $0.001  per share. There were 91,558,733 shares
                                                               ----------
voting FOR the adoption of the resolution providing for the merger of Celebrity Limousine, Ltd., a Utah corporation, into Limousines Limited, a Nevada corporation, which is in excess of a majority of the outstanding stock of Celebrity Limousine, Ltd., a Utah corporation, and 155,000 shares voted AGAINST
                                                    -------
the  proposal.

     THEREUPON, the Merger Agreement between Celebrity Limousine, Ltd., a Utah corporation, into Limousines Limited, a Nevada corporation, was duly adopted.


DATED:  January  31,  1990.

                                  CELEBRITY  LIMOUSINES,  LTD.


                                  /s/ Alexander H. Walker, Jr.
                                  ----------------------------
                                  Alexander H. Walker, Jr.
                                  President

                                  /s/ Alexander H. Walker, III
                                  ----------------------------
                                  Alexander H. Walker, III
                                  Secretary


     Subscribed  and  sworn  to  before  me  this  31st  day  of  January, 1990.


                                  Mary  Kay  Erasmus  (signed)
                                  ----------------------------
                                  Notary  Public
                                  Residing  in  Salt  Lake  City,  Utah

My  Commission  Expires:

      1/12/93  (hand  written)
      ------------------------


STATE  OF  UTAH            )
                           :  ss.
COUNTY OF SALT LAKE        )

     The undersigned, a Notary Public, does hereby certify that on this 10th day of January, 1990, personally appeared before me Alexander H. Walker, Jr., who being by me first duly sworn, declared that he is the President of LIMOUSINES LIMITED, a Nevada corporation; and Alexander H. Walker, III, who being by me first duly sworn, declared that he is the Secretary of Limousines Limited, a Nevada corporation; that they signed the foregoing document as President and Secretary of the corporation, and that the statements therein contained are true.

     IN WITNESS WHEREOF I have set my hand and seal this 10th day of January, 1990.


                                  (signed)
                                  ----------------------------
                                  Notary  Public
                                  Residing  in  Salt  Lake  City,  Utah

My  Commission  Expires:
     1/12/93
     -------

                                  CERTIFICATION
                                  -------------

STATE OF UTAH        )
                     )  ss.
COUNTY OF SALT LAKE  )

     ALEXANDER H. WALKER, JR. and ALEXANDER H. WALKER, III, after being first duly sworn, depose and say:

     1. That Alexander H. Walker, Jr. is the duly elected and acting President and Alexander H. Walker, III is the duly elected and acting Secretary of LIMOUSINES LIMITED, a Nevada corporation.

     2. That on Wednesday, January 31, 1990, a Special Meeting of Stockholders of Limousines Limited was duly held and convened at 9:00 a.m., local time, at 50 West Liberty Street, Suite 980, Reno, Nevada at which time there were present all of the outstanding stock of the corporation, namely 100,000 shares of the capital stock of Limousines Limited. Notice of the Special Meeting of Stockholders had been waived by the only stockholders, Alexander H. Walker, Jr. and Cecil Ann Walker, in accordance with the provisions of Section 78.370(6) of the Nevada Revised Statutes.

     3. That at the Special Meeting of Stockholders 100,000 shares of capital stock voted FOR the adoption of the resolution providing for the merger of Celebrity Limousine, Ltd., a Utah corporation, into Limousines Limited, a Nevada corporation, and -0- shares voted AGAINST the proposal.

     THEREUPON, the Merger Agreement between Limousines Limited, a Nevada corporation, and Celebrity Limousine, Ltd., a Utah corporation, was duly adopted.

DATED: January 31, 1990.

                                  LIMOUSINES,  LIMITED

                                  /s/ Alexander H. Walker, Jr.
                                  ----------------------------
                                  Alexander H. Walker, Jr.
                                  President

                                  /s/ Alexander H. Walker, III
                                  ----------------------------
                                  Alexander H. Walker, III
                                  Secretary

     Subscribed  and  sworn  to  before  me  this  31st  day  of  January, 1990.

                                  Mary K. Erasmus (signed)
                                  ---------------------------
                                  Notary  Public
                                  Residing  in  Salt  Lake  City,  Utah

My  Commission  Expires:

1/12/93  (written)
------------------

AGREEMENT  OF  MERGER

MERGING

CELEBRITY  LIMOUSINE,  LTD.
(UTAH)  NOT  QUAL.

INTO

LIMOUSINES  LIMITED               10137-89
(NEVADA)


REQUESTED  BY;

NEVADA AGENCY & TRUST COMPANY
50 W. LIBERTY ST., #980
RENO,  NV  89501

FILE  NUMBER:  10137-89

FILE  DATE:  1/31/90

FILING  FEE:  $75.00


10137-89  GS                      FILING  FEE:   $75.00  DF
                                  3  CERTS.      $15.00
                                  EXPEDITE       $50.00
                                                -------
                                                $140.00